Exhibit 10.2

EMPLOYMENT AGREEMENT

             This Employment Agreement (“Agreement”) is made and entered into on the 11th day of April, 2002 by and between NuVox, Inc. and Gabriel Communications Properties, Inc., Delaware corporations (the “Company”), and G. Michael Cassity (“Executive”).

            WHEREAS, Executive desires to continue to be employed by the Company, and the Company desires to continue to employ Executive, upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the compensation and other benefits of Executive's employment by the Company and the recitals, mutual covenants and agreements hereinafter set forth, Executive and the Company agree as follows:

             1.        Employment Services.

                        (a)         During the Employment Period (as defined below), the Company agrees to employ Executive, and Executive agrees to serve the Company, in Executive’s present capacity as President and Chief Operating Officer of the Company or in another executive capacity with responsibilities substantially equivalent to Executive’s present responsibilities. Executive will devote substantially his entire business time and best efforts during the Employment Period to the performance of his duties, as now or hereafter prescribed by the Company’s By-Laws or assigned by the Board of Directors of the Company (the “Board”) or the Chief Executive Officer of the Company, including service in his present offices or other offices with the Company and its subsidiary and associated companies to which he is or hereafter may be elected or appointed; provided, however, that without the consent of Executive, Executive may not be required to regularly perform his duties at any location that is more than twenty-five (25) miles from the present principal executive offices of the Company.

                        (b)         Executive shall not, during the Employment Period, become or serve as a director, officer, employee or member of any entity conducting, nor become an owner of any substantial interest in any entity conducting, a business in substantial competition with the Company’s business.

             2.        Term of Employment. The term of this Employment Agreement (the "Employment Period") shall be the period from the date hereof to and including October 31, 2004 (the "Initial Period"), and shall thereafter continue from year to year (each an "Annual Extension"), unless sooner terminated as provided in the second sentence of this Section 2 or in Section 4 hereof. Unless sooner terminated as provided in Section 4 hereof, the Employment Period may be terminated by either the Company or Executive, at the end of the Initial Period or an Annual Extension, if a written notice of nonrenewal is delivered to the other party at least six (6) months prior to the end of such Initial Period or Annual Extension, as the case may be.

             3.        Compensation and Benefits.

                        (a)         Annual Base Salary. During the Employment Period, the Company shall pay Executive as compensation for his services an annual base salary in an amount determined by the Compensation Committee of the Board. Such annual base salary shall be at the annual rate of not less than Three Hundred Thousand Dollars ($300,000) through December 31, 2001. Executive’s annual base salary rate shall be reviewed at least annually for such increase in the discretion of the Compensation Committee; Executive’s annual base salary rate shall not be subject to decrease at any time during the Employment Period other than as a result of an across the board adjustment affecting all of the Company’s most senior executives proportionately. Executive’s base salary shall be payable in accordance with the Company’s usual practices.

                        (b)         Annual Bonus. During the Employment Period, Executive shall be eligible for an annual bonus under a bonus program to be established by the Compensation Committee of the Board and approved by the Board. Under the bonus program, Executive’s annual bonus will be tied to performance criteria and Executive shall be eligible for a bonus of up to fifty percent (50%) of his annual base salary.

                        (c)         Benefits. During the Employment Period, Executive shall also (i) be eligible to participate in all benefit programs from time to time maintained by the Company for the benefit of its executives including without limitation, its group medical, dental and term life insurance coverages, 401 (k) Plan, the NuVox, Inc. 2001 Stock Incentive Plan (“Stock Plan”) and the NuVox, Inc. 2001 Performance Plan (the “Performance Plan), in each case on and subject to the terms and conditions of each of such programs as such programs apply to the Company’s most senior executives, (ii) be entitled to four (4) weeks of paid vacation per year and (iii) be entitled to a discretionary fund of up to $50,000 per year, which may be used for reimbursement for reasonable business expenses incurred by Executive; provided however if Executive wishes to use a portion of the discretionary fund for his personal benefit, Executive must obtain prior written approval from the Company’s Chief Executive Officer. Executive’s benefits shall include the following which have been awarded as of October 16, 2001, and in connection with Executive’s execution of this Agreement:

            2001 Performance Plan: Participation Grant - 19.00%

            2001 Stock Incentive Plan: Series F-1 Options - 1,500,000 shares @ $0.59 per share.

                        (d)         Certain Loan. As of October 16, 2001, the promissory note, dated March 6, 2000, in the principal amount of $749,997.50 executed by Executive in favor of the Company shall be cancelled and the Pledge Agreement dated March 6, 2000 between Executive and the Company shall be terminated and, in replacement thereof, Executive shall execute (i) a promissory note in the form attached hereto as Exhibit A and (ii) a Stock Pledge Agreement substantially in the form attached hereto as Exhibit B. In addition, the Company and Executive shall enter into a Loan Forgiveness Bonus Agreement in the form attached hereto as Exhibit C.

             4.        Termination of Employment. Prior to the expiration of the Employment Period, this Agreement and Executive's employment may be terminated as follows:

                        (a)         Automatically upon Executive's death.

                        (b)         By the Company, upon thirty (30) day's prior written notice to Executive, in the event the Board believes that Executive, by reason of physical or mental illness, is unable to perform a material portion of the services required of Executive hereunder for a continuous one-hundred thirty-five (135) day period; in the event of a disagreement concerning the existence of any such disability (in which event any such termination shall not become effective until such disagreement shall have been resolved), the matter shall be resolved by a disinterested licensed physician chosen by the Company (such physician to be located within 50 miles of Executive’s principal residence) and otherwise reasonably satisfactory to the Executive or his legal representative.

                        (c)         By the Company, for “Good Cause.” "Good Cause" shall mean:

(1) The willful and continued failure of Executive to substantially perform material duties assigned to Executive in accordance with Section 1(a) hereof (other than any such failure resulting from incapacity due to physical or mental illness);

(2) A material breach of Section 1(b) of this Agreement by Executive; or

(3) Executive's commission of fraud or willful conduct which significantly harms the Company or its subsidiaries or which significantly impairs Executive's ability to perform his duties.

For purposes of this definition, no act, or failure to act, shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

Unless the Executive has been convicted of a felony, no termination for Good Cause shall take effect unless the following provisions of this paragraph shall have been complied with. The Board shall give the Executive written notice of its intention to terminate him for Good Cause, such notice (i) to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Good Cause is based and (ii) to be given within four months of the Board learning of such circumstances. The Executive shall have twenty days, after receiving such special notice, to cure such grounds, to the extent such cure is possible. If he fails to cure such grounds to the Board’s satisfaction, the Executive shall then be entitled to a hearing by the Board or a committee thereof, during which he may, at his election, be represented by counsel. Such hearing shall be held within thirty days of his receiving such special notice, provided he requests a hearing within fifteen days of receiving the notice. If the Board gives written notice to the Executive within five days following such hearing confirming that, in the good faith judgment of a majority of the Board, Good Cause for terminating him on the basis set forth in the original notice exists, he shall thereupon be terminated for Good Cause.

                        (d)         By the Company, without Good Cause, upon seven (7) days prior written notice to Executive. A termination without Good Cause shall be deemed to exist upon any termination of Executive by the Company other than as set forth in Sections 4(a), (b), (c) or (f) or upon delivery by the Company of a notice of non-extension pursuant to Section 2.

                        (e)         By Executive, following his determination that "Good Reason" for termination exists. “Good Reason” shall be deemed to exist if:

(1) Executive's titles, duties, authorities or responsibilities are materially reduced or modified without Executive's consent, in his sole discretion, from those specified herein;

(2) A change in the location of the Company's executive offices to a location that is greater than 25 miles from its present location; or

(3) A failure of the Company to comply with any other material obligation of the Company under this Agreement; provided, however, no such failure shall constitute Good Reason (A) unless the Company receives written notice from Executive of such failure, which notice shall specify in reasonable detail the nature of such failure, the action required to cure the same and Executive’s desire to exercise Executive’s rights under this Section 4 (e), no later than sixty (60) days after the earlier of the day Executive actually became aware of or reasonably should have become aware of such failure, and (B) unless and until the Company fails to cure the same within thirty (30) days after the Company’s receipt of Executive’s written notice and provided, further, that if the nature of such failure is such that it cannot be cured within such thirty (30)day period, the Company shall have such additional time as may be reasonably necessary (up to a maximum of sixty (60) days after receipt of Executive’s written notice) to cure such failure so long as the Company commences to cure such failure promptly after receipt of Executive’s written notice and diligently pursues the cure of such failure through completion. Notwithstanding the foregoing, Executive shall not be required to give the Company an opportunity to cure any failure more than two (2) times during any period of three hundred sixty-five (365) consecutive days.

                        (f)         By the Company following a Change of Control (as defined in the Stock Plan).

                        (g)         By Executive, upon ninety (90) days prior written notice to the Company, for serious personal reasons that Executive believes makes it inadvisable for him to continue to perform his services hereunder.

             5.        Effect of Termination of Employment. Upon termination of Executive's employment and this Agreement, the rights and obligations of the parties pursuant to Sections 7 through 14 and Section 16 shall be unaffected, but all other rights and obligations of the parties hereunder shall cease, except:

                        (a)         If this Agreement is terminated pursuant to Section 4(a) or (b), Executive (or his estate) shall receive his base salary and benefits (as applicable) accrued through the end of the calendar month in which such termination occurs and his annual base salary and benefits (as applicable) for a period of twelve (12) calendar months thereafter (according to the same payroll practices that are in effect at the time of termination). In addition, Executive (or his estate) shall receive a lump sum payment, within ten days of any such termination, equal to the maximum bonus for which Executive was eligible in the year in which such termination occurs, plus payment for his accrued but untaken vacation for the portion of the year in which such termination occurs. Notwithstanding the terms of the Stock Plan and the Performance Plan and any Options and Participation Grants awarded to Executive thereunder, all such Options and Participation Grants outstanding immediately prior to such termination shall immediately become exercisable and fully vested.

                        (b)         If this Agreement is terminated pursuant to Section 4(c) or 4(g), Executive shall receive his base salary and benefits accrued through the date of such termination of employment (including his then vested Options and Participation Grants under the Stock Plan and the Performance Plan). Any unvested Options and Participation Grants under the terms of the Stock Plan and the Performance Plan shall be forfeited.

                        (c)         If this Agreement is terminated pursuant to Section 4 (d), Executive shall receive (i) his base salary and benefits (as applicable) accrued through the end of the calendar month in which such termination occurs, (ii) his base salary for a period of twenty-four (24) calendar months thereafter (according to the same payroll practices that are in effect at the time of termination), and (iii) his benefits (as applicable) for the remainder of the Initial Period or for a period of twelve (12) months, whichever is shorter, or for the remainder of the applicable Annual Extension, as the case may be. In addition, Executive shall receive a lump sum payment for his accrued but untaken vacation for the portion of the year in which such termination occurs. Notwithstanding the terms of the Stock Plan and the Performance Plan and any Options and Participation Grants awarded to Executive thereunder, all such Options and Participation Grants outstanding immediately prior to such termination shall immediately become exercisable and fully vested.

                        (d)         If this Agreement is terminated pursuant to Section 4(e), Executive shall receive his base salary and benefits (as applicable) for a period of twelve (12) calendar months after the date of such termination (according to the same payroll practices that are in effect at the time of termination). Any unvested Options and Participation Grants under the terms of the Stock Plan and the Performance Plan shall be forfeited, except that, if this Agreement is terminated pursuant to Section 4(e) within one (1) year following a Change of Control, all unvested Options and Participation Grants under the terms of the Stock Plan and the Performance Plan outstanding immediately prior to such termination shall immediately become exercisable and fully vested.

                        (e)         If this Agreement is terminated pursuant to Section 4(f), Executive shall receive his base salary for the remainder of the calendar year in which such termination occurs and benefits (as applicable) for the remainder of the Initial Period or the applicable Annual Extension, as the case may be. In addition, Executive shall receive a lump sum payment equal to three times his then current annual base salary, plus three times the maximum bonus for which Executive was eligible in the year in which such termination occurs. Notwithstanding the terms of the Stock Plan and the Performance Plan and any Options and Participation Grants awarded to Executive thereunder, all such Options and Participation Grants outstanding thereunder immediately prior to such termination shall immediately become exercisable and fully vested.

                        (f)         All shares of stock, options and warrants held by Executive at the time of termination shall remain subject to the terms of the Stock Plan and the agreements pursuant to which they were issued.

                        (g)         If Executive accepts alternative employment at any time during which payments are being made and/or benefits are being provided to Executive under Section 5(c) or 5(d), the Company may (i) offset the amount of base salary paid to Executive by his new employer against the amounts of base salary otherwise payable thereunder from and after the effective date of such alternative employment and (ii) if Executive’s new employer provides group medical, dental and/or life insurance coverages, the Company’s obligation to provide such coverages hereunder shall cease upon the effectiveness of his new coverages.

             6.        Provisions Relating to Taxation of Payments.

                        (a)         Gross-up Payment. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such payment or distribution.

                        (b)         Determination of Gross-Up. Subject to the provisions of paragraph (c) of this Section 6, all determinations required to be made under this Section 6, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by an accounting firm satisfactory to the Company and Executive (“Accounting Firm”). The Accounting Firm shall make such determination and provide detailed supporting calculations to both the Company and Executive within fifteen (15) business days after it is requested to do so. The initial Gross-Up Payment, if any, as determined pursuant to this paragraph (b) of this Section 6, shall be paid to Executive within five (5) business days after the Company’s receipt of the Accounting Firm’s determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that he has legal authority satisfying the criteria set forth in Treasury Regulation Section 1.6661-3 (or similar successor provisions) not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and Executive.

                        (c)         Dispute of Tax Claim. Executive shall notify the Company in writing of any proposed assessment or proposed adjustment by the Internal Revenue Service (“IRS”) pursuant to an audit of Executive’s federal income tax return or otherwise, that, if successful, would require the payment by the Company of a Gross-Up Payment (hereinafter referred to as a “Claim”). Such notice shall be given as soon as practicable but no later than ten (10) business days after the earlier of (i) the receipt by Executive of a written notice of proposed adjustment from the IRS or (ii) the receipt by Executive of a statutory notice of deficiency. Such notice by Executive to the Company shall include (i) notice of the amount of the proposed assessment or proposed adjustment which relates to the Claim and the taxable year or years in which the Claim arises, (ii) the general nature of the Claim and (iii) all relevant written reports of the examining agent relating to the Claim. Within thirty (30) days of (i) the receipt by Executive of a final assessment or (ii) the execution by Executive and the IRS of a closing agreement, with respect to any tax year of Executive in which a Claim has been raised, pursuant to which Executive is required to pay any amount with respect to the Claim, Executive shall provide the Company and the Accounting Firm with a copy of such assessment or agreement, together with supporting documents sufficient to determine the amount of such tax liability that was attributable to the Claim. The Accounting Firm shall determine the amount Gross-Up Payment under this Agreement due to such tax liability and the Company will make such Gross-Up Payment to Executive within five (5) business days after its receipt of such determination.

             7.        Withholding. All compensation paid to Executive shall be subject to customary withholding taxes and other employment taxes as required with respect thereto.

             8.        Non-Waiver of Rights. The failure of either party to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

             9.        Severability and Interpretation. In the event of a conflict between the terms of this Agreement and any of the definitions or provisions in the Stock Plan and the Performance Plan, the terms of this Agreement shall prevail. Whenever possible, each provision of this Agreement and any portion hereof shall be interpreted in such a manner as to be effective and valid under applicable law, rules and regulations. If any covenant or other provision of this Agreement (or portion thereof) shall be held to be invalid, illegal, or incapable of being enforced, by reason of any rule of law, rule, regulation, administrative order, judicial decision or public policy, all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision (or portion) unless so expressed herein. The parties hereto desire and consent that the court or other body making such determination shall, to the extent necessary to avoid any unenforceability, so reform such covenant or other provision or portions of this Agreement to the minimum extent necessary so as to render the same enforceable in accordance with the intent herein expressed.

             10.        Entire Agreement. This Agreement represents the entire and integrated Employment Agreement between Executive and the Company and supersedes all prior negotiations, representations and agreements, either written or oral, with respect thereto.

             11.        Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed as set forth in this Section 11 or to such other address as may hereafter be notified by such party to the other party. Notices and communications shall be effective at the time they are given in the foregoing manner (provided that notice by mail shall be deemed given three business days after posting).

If to Executive: G. Michael Cassity 9043 Clayton Road St. Louis, MO 63117

If to the Company: NuVox, Inc. 16090 Swingley Ridge Road, Suite 500 Chesterfield, MO 63017 Attn: Secretary

             12.        Amendments and Waivers. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto.

             13.        Assignments. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company. Being a contract for personal services, neither this Agreement nor any rights hereunder shall be assigned by Executive.

             14.        Choice of Forum and Governing Law. The parties agree that: (i) any litigation involving any noncompliance with or breach of this Agreement, or regarding the interpretation, validity and/or enforceability of this Agreement, shall be filed and conducted in the state or federal courts in St. Louis County, Missouri; and (ii) this Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri, without regard for any conflict of law principles.

             15.        Headings. Section headings are provided in this Agreement for convenience only and shall not be deemed to substantively alter the content of such sections.

             16.        Indemnification. To the fullest extent permitted by the indemnification provisions of the Certificate of Incorporation and By-laws of the Company in effect as of the date of this Agreement and the indemnification provisions of the corporation statute of the jurisdiction of the Company's incorporation in effect from time to time (collectively, the “Indemnification Provisions”), and in each case subject to the conditions thereof, the Company shall (i) indemnify the Executive, as a director and officer of the Company or a subsidiary of the Company or a trustee or fiduciary of an employee benefit plan of the Company or a subsidiary of the Company, or, if the Executive shall be serving in such capacity at the Company's written request, as a director or officer of any other corporation (other than a subsidiary of the Company) or as a trustee or fiduciary of an employee benefit plan not sponsored by the Company or a subsidiary of the Company, against all liabilities and reasonable expenses that may be incurred by the Executive in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because the Executive is or was a director or officer of the Company, a director or officer of such other corporation or a trustee or fiduciary of such employee benefit plan, and against which the Executive may be indemnified by the Company, and (ii) pay for or reimburse the reasonable expenses incurred by the Executive in the defense of any proceeding to which the Executive is a party because the Executive is or was a director or officer of the Company, a director or officer of such other corporation or a trustee or fiduciary of such employee benefit plan. The rights of the Executive under the Indemnification Provisions shall survive the termination of the employment of the Executive by the Company.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

S/ G. Michael Cassity
G. Michael Cassity

NuVox, Inc. and Gabriel Communications Properties, Inc.

By: S/ David L. Solomon
Name: David L. Solomon Title: Chairman and Chief Executive Officer

Exhibit A

PROMISSORY NOTE

        FOR VALUE RECEIVED, the undersigned (“Borrower”) promises to pay to the order of NuVox, Inc. (the “Company”), at its office at 16090 Swingley Ridge Road, Suite 500, Chesterfield, Missouri 63017, the principal amount of $851,684.49 (the “Principal Amount”), with interest on the unpaid Principal Amount compounded annually at the rate of 4.76%. This note (“Note”) is issued as of October 16, 2001 under, and subject to, the terms of the Employment Agreement, dated April __, 2002, between the Company and Borrower (the “Employment Agreement”). All capitalized terms not otherwise defined in this Note shall have the meaning ascribed to them in the 2001 Loan Program as in effect on the date hereof.

        1.      Payment of Principal and Interest.

(a) If not sooner paid, the entire Principal Amount, and all accrued and unpaid interest thereon, shall be due and payable in lump sum on the Maturity Date, which is the earlier of: (i) September 30, 2006, (ii) the date on which Borrower’s employment is either involuntarily terminated by the Company for Cause or voluntarily terminated by Borrower for reason other than for death, Disability, Retirement or Good Reason, (iii) the date on which the Company elects to exercise its rights pursuant to Section 5 hereof as a result of an Event of Default (as defined below) and (iv) the date on which Borrower receives payment of a liquidation preference on the 761,848 shares of Series E-3 preferred stock subject to the Pledge Agreement; provided, however, that if such Maturity Date shall fall on a Saturday, Sunday or public holiday (any other day being a “Business Day”), such Maturity Date shall be deemed to be the next succeeding Business Day.

(b) Borrower may prepay all or any portion of this Note at any time and from time-to-time prior to the Maturity Date without premium or penalty.

(c) The Principal Amount and any outstanding interest accrued thereon may be repaid either (i) in cash or (ii) by the surrender of shares of stock of the Company, valued for this purpose at the Fair Market Value on the date of repayment.

(d) Each payment of Borrower shall be applied to the extent of the available funds from such payment in the following order: (i) first to the outstanding interest which has accrued on the non-recourse portion of the Note, (ii) then to the outstanding non-recourse portion of the Principal Amount, (iii) then to the outstanding interest which has accrued on the recourse portion of the Note and (iv) lastly to the outstanding recourse portion of the Principal Amount.

        2.      Recourse. Two-thirds of the Principal Amount evidenced by this Note, and any interest accrued thereon, shall be without recourse to Borrower. One-third of the Principal Amount evidenced by this Note, and any interest accruing thereon, shall be full recourse to Borrower, in which case the Company shall have the rights described in Section 5(c) hereof with respect to such recourse portion of the Note.

        3.      Pledged Collateral. Pursuant to a certain Pledge Agreement dated as of the date hereof between Borrower and the Company, Borrower’s obligations under this Note are secured by a security interest granted to the Company in all right, title and interest of Borrower in the 761,848 shares of Series E-3 preferred stock subject to the Pledge Agreement.

        4.      Event of Default. An “Event of Default” as used herein shall be any or all of the following: (a) failure of Borrower to pay within ten (10) days after receipt from the Company of a written demand for payment after Borrower has failed to pay when due any portion of the loan evidenced by this Note or (b) the failure of Borrower to keep or perform any covenant, agreement or condition contained in this Note, the Pledge Agreement or the Employment Agreement if such failure is not cured within ten (10) days after Borrower received written notice from the Company containing a reasonable description of such default.

        5.      Remedies Upon Event of Default. Upon the occurrence of any Event of Default:

(a) At the option of the Company, the outstanding Principal Amount and interest accrued thereon shall become immediately due any payable without notice or demand on the part of the Company;

(b) The Company shall be entitled to exercise any and all rights to which it is entitled under the Pledge Agreement and this Note; and

(c) With respect to the recourse portion of the Note, as described in Section 2 hereof, the Company shall have, in addition to its rights and remedies under this Note and the Pledge Agreement (and without written notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind), full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available with respect to such recourse obligation.

A-1

        6.      Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to principles of conflicts of laws.

        7.      Waiver. Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Borrower hereby agrees that failure of the Company to exercise any of its rights hereunder in any instance (including, but not limited to, the Company’s rights upon the occurrence of an Event of Default) shall not constitute a waiver thereof in that or any other instance.

        8.      Severable Provisions. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

BORROWER

Dated as of October 16, 2001
Borrower's Signature

Borrower's Name (type or print)

A-2

Exhibit B

PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT (the “Pledge Agreement”) is made and entered into as of the 16th day of October, 2001, by and between NuVox, Inc., a Delaware corporation (the “Company”), and the undersigned (“Pledgor”).

WITNESSETH

        WHEREAS, pursuant to the Employment Agreement dated April __, 2002 by and between the Company and Pledgor (“Employment Agreement”), Pledgor is delivering a promissory note dated as of the date hereof (the “Note”) in exchange for the promissory note dated as of March 6, 2000 (the “March 2000 Note”);

        WHEREAS, the Company requires that the Note be secured by a pledge of the 761,848 shares of Series E-3 preferred stock which were acquired by Pledgor, directly or indirectly with the proceeds of the March 2000 Note (collectively referred to herein as the “Pledged Stock” unless otherwise referred to separately);

        WHEREAS, in connection with the exchange of the March 2000 Note for the Note, Pledgor shall enter into this Pledge Agreement in replacement of the Stock Pledge Agreement dated March 6, 2000; and

        NOW, THEREFORE, in consideration of the Company’s acceptance of the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.      Security Interest. Pledgor hereby pledges, assigns, grants, transfers and delivers to the Company a security interest (the “Security Interest”) in (a) the Pledged Stock, (b) any liquidation preference paid upon the Pledged Stock prior to the return of the Pledged Stock pursuant to Section 12 hereof and (c) any securities issued by the Company upon conversion or adjustment of the Pledged Stock (as described in Sections 5 and 6 hereof) prior to the return of the Pledged Stock pursuant to Section 12 hereof (collectively, the “Collateral”).

        2.      Deposit of Collateral. Until full satisfaction of the Note, the Collateral shall be held in escrow pursuant the following provisions.

(a) Upon execution of this Agreement, certificates representing the 761,848 shares of Series E-3 preferred stock shall be registered in the name of Pledgor and deposited with the Secretary of the Company (“Escrow Holder”). Along with a fully-executed copy of this Pledge Agreement, Pledgor shall deliver to the Company a stock power in the form attached hereto as Attachment A, executed by Pledgor in blank for use in transferring all, or a portion of, such shares of Series E-3 preferred stock (and any shares received upon conversion or adjustment thereof prior to the termination of this Pledge Agreement) to the Company if, and when, required pursuant to this Pledge Agreement upon an Event of Default (as defined in the Note). The stock power will be deposited with the Escrow Holder.

(b) Certificates representing any security issued as a result of a conversion or adjustment of the Pledged Stock (as described in Sections 5 and 6 hereof) prior to the return of the Pledged Stock pursuant to Section 12 hereof shall be deposited with the Escrow Holder.

(c) The Collateral shall be held by the Escrow Holder in strict accordance with the terms and conditions of this Pledge Agreement and applicable law. Pledgor and the Company mutually agree that the Escrow Holder shall not be liable to any party to this Pledge Agreement (or to any other party) for any actions or omissions unless the Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of the Escrow Holder under this Pledge Agreement and the Company shall hold the Escrow Holder harmless from any and all liability and expenses incurred as a result of acting as the Escrow Holder hereunder. The Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely upon the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Pledge Agreement.

        3.      Voting; Exercise. During the term of this Pledge Agreement, for so long as no Event of Default shall have occurred, Pledgor shall have the sole and absolute right to vote the Pledged Stock and any other securities received upon conversion or adjustment thereof.

        4.      Liquidation Preference. In the event Pledgor is entitled to receive a liquidation preference on the Pledged Stock prior to the return of the Pledged Stock pursuant to Section 12 hereof, such liquidation preference shall be held in escrow in accordance with the terms of this Pledge Agreement.

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        5.      Conversion of Preferred Stock. Prior to full satisfaction of the Note, Pledgor may convert any shares of Series E-3 preferred stock subject to this Pledge Agreement into common stock in accordance with his or her conversion rights associated therewith; provided, however, such shares of common stock received pursuant to the conversion shall be subject to the terms of this Pledge Agreement in the same manner as the Pledged Stock originally pledged hereunder. While held in escrow, all cash dividends paid on the Pledged Stock shall be paid and/or delivered to Pledgor free and clear of the terms of this Pledge Agreement.

        6.      Adjustments. If, during the term of this Pledge Agreement, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of Company, all new, substituted, and additional shares, or other securities, issued with respect to the Pledged Stock by reason of any such change shall be subject to the terms of this Pledge Agreement in the same manner as the Pledged Stock originally pledged hereunder.

        7.      Representations and Warranties. Pledgor represents and warrants as follows:

(a) The Security Interest constitutes a valid and, upon delivery of the certificates evidencing the Pledged Stock, first perfected security interest in all of the Collateral for payment and performance of the Note.

(b) Except as provided herein, Pledgor will not create, incur or suffer to exist any lien or encumbrance on the Collateral except the Security Interest created hereunder.

(c) Pledgor shall take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Company in the Collateral and the priority thereof against any lien or encumbrance not expressly permitted hereunder.

        8.      Further Assurances. Pledgor agrees that at any time and from time-to-time, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action that the Company may reasonably request, in order to perfect and protect the Security Interest granted hereby or to enable the Company to exercise and enforce the rights and remedies hereunder with respect to any Collateral.

        9.      Secretary of Company Appointed as Attorney-In-Fact. Pledgor hereby irrevocably appoints the Secretary of the Company as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in his or her name or otherwise, from time-to-time in the Secretary’s discretion, to take any action and to execute any instrument that the Company may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement.

        10.      No Disposition. During the term of this Pledge Agreement, Pledgor shall not sell or otherwise dispose of the Collateral or any interest therein; provided, however, that, subject to any limitations imposed in any shareholders’ agreement, registration rights agreement or shareholders’ agreement which may apply with respect to the Collateral, the Collateral may be sold in whole or part provided the proceeds from such sale or disposition of the Collateral are used to pay off the Note in full, or should the proceeds from such sale or disposition of the Collateral be insufficient to pay off any remaining balance of the Note, provided that Pledgor immediately pays off the remaining balance of the Note with funds from other sources and, prior to any such sale or disposition of the Collateral, provides the Company with sufficient evidence of the availability of such other funds, which the Company shall determine in its sole discretion whether such other funds are in fact “sufficient” to pay off the remaining balance. In the event Pledgor disposes of the Collateral in contravention of this Section 10, the Security Interest of the Company shall continue in such Collateral notwithstanding such disposition.

        11.      Remedies Upon Default. If, upon or after the occurrence of an Event of Default, the Company elects to exercise remedies under this Pledge Agreement, then upon thirty (30) days’ advance notice to the Pledgor, the Company shall have the following rights with respect to the Collateral:

(a) The Company may, in its sole and absolute discretion, direct the Escrow Holder to transfer in the name of the Company Collateral then held in escrow in an amount sufficient to satisfy the outstanding obligations under the Note.

(b) The Company may exercise (in compliance with all applicable securities laws) in respect of the Collateral, and in addition to other rights and remedies provided herein or otherwise available, all the rights and remedies of a secured party after default under the Uniform Commercial Code in effect in the State of Missouri at that time.

(c) The Company may sell the Collateral, subject to the requirements of any applicable federal or state law, at a public or private sale after giving Pledgor any notices of notification as required by law.

(d) Any cash proceeds received by the Company in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, and any other cash proceeds held in escrow, shall be applied as follows:

(i) To the extent necessary, proceeds shall be used to satisfy any of the outstanding obligations under the Note; and

(ii) Any surplus of cash or cash proceeds remaining after application of clause (i) shall be reassigned and delivered to Pledgor pursuant to Section 12 hereof.

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        12.      Return of Collateral and Termination of Pledge Agreement. This Pledge Agreement shall terminate only upon the payment in full of the Note. Upon such termination, the Escrow Holder shall deliver to Pledgor all Collateral (if any) as shall not have been sold or otherwise applied by the Company to satisfy Pledgor’s obligations hereunder, and Pledgor shall be discharged of all further obligations under this Pledge Agreement.

        13.      Waivers and Authorizations of Pledgor. Pledgor waives any right to require the Company to proceed against any person, to proceed against or exhaust any collateral, or to pursue any other remedy in its power before proceeding against Pledgor in order to enforce the terms of this Pledge Agreement.

        14.      Governing Law. This Pledge Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to principles of conflicts of laws.

        15.      Notices. All notices provided for by this Pledge Agreement shall be made in writing pursuant to procedure set forth in the Employment Agreement.

        16.      Amendment. This Pledge Agreement may be amended or altered only by the execution of a written instrument by Pledgor and Company.

        17.      Continuing Security Interest; Assignment. This Pledge Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until termination as provided in Section 12 hereof, (b) be binding upon Pledgor, the Company and their respective successors, transferees and assigns, and (c) inure, together with the rights, powers and remedies of Pledgor and the Company hereunder, to the benefit of Pledgor, the Company and their respective successors, transferees and assigns, as the case may be. Pledgor shall not have the right to assign his or her rights or delegate his or her obligations under this Pledge Agreement, or any interest therein, without the express written consent of the Company.

        18.      Survival of Representations. All representations and warranties of Pledgor contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement.

        19.      Time is of the Essence; No Waiver; Cumulative Remedies. Time and exactitude of each of the terms, obligations, covenants and conditions of this Pledge Agreement are hereby declared to be of the essence. No failure on the part of the Company to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Company preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         IN WITNESS WHEREOF, the parties have executed this Pledge Agreement as of the day and year first above written.

NUVOX, INC.

Name: David L. Solomon Title: Chairman and Chief Executive Officer

PLEDGOR

G. Michael Cassity

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Exhibit C

LOAN FORGIVENESS BONUS AGREEMENT

            LOAN FORGIVENESS BONUS AGREEMENT (this “Agreement”) dated and effective as of April __, 2002 (the “Effective Date”) between NuVox, Inc., a Delaware corporation (the "Company"), and G. Michael Cassity ("Executive"), an individual.

W I T N E S S E T H:

            WHEREAS, the Company has entered into an Employment Agreement dated April __, 2002 with Executive (the “Employment Agreement”); and

            WHEREAS, on March 6, 2000 Executive acquired 176,470 shares of the Series C Convertible Preferred Stock of State Communications, Inc. and delivered his $749,997.50, 8.12% promissory note due March 6, 2003 (the “March 2000 Note”) in payment therefor; and

            WHEREAS, pursuant to the terms of the merger of State Communications, Inc. with the Company, Executive exchanged such shares for 198,398 shares of Series C-3 Preferred Stock of the Company and Executive has used such shares to acquire 761,848 shares of Series E-3 Preferred Stock of the Company; and

            WHEREAS, in connection with the Employment Agreement the Company and Executive have exchanged the March 2000 Note for a new 4.76% promissory note due September 30, 2006 in the original principal amount of eight hundred fifty-one thousand six hundred eighty-four dollars and forty-nine cents ($851,684.49), executed and delivered by Executive in favor of the Company as of October 16, 2001 (the “Note”) and secured by his 761,848 shares of Series E-3 Preferred Stock of the Company; and

            WHEREAS, subject to the terms and conditions set forth herein, the Company further desires to provide for the forgiveness of the principal and interest due under the Note.

            NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration the parties hereby agree as follows:

      1.     Loan Forgiveness. Upon attainment by the Company of the following financial objectives, and provided (i) Executive shall have continued employment as President and Chief Operating Officer of the Company through the end of the month in which such objective shall have been attained, and (ii) the Company shall have maintained full compliance through the end of such month with each of the financial covenants from time to time contained in the Company's Senior Credit Facility, the outstanding principal balance and accrued and unpaid interest on the Note shall be automatically canceled and forgiven in the following installments:

a.

one-third of the outstanding principal balance of the Note and the accrued and unpaid interest thereon shall be canceled and forgiven following finalization of the first monthly financial statements of the Company in which the chief financial officer of the Company certifies that the “Total Broadband plus Regions” reflects positive operating income for such month;

b.

one-third of the outstanding principal balance of the Note and the accrued and unpaid interest thereon shall be canceled and forgiven following finalization of the first monthly financial statements of the Company in which the chief financial officer of the Company certifies that the “Total Entity” reflects positive operating income for such month; and

c.

one-third of the outstanding principal balance of the Note and the accrued and unpaid interest thereon shall be canceled and forgiven following filing of the first Report on Form 10-Q or Form 10-K of the Company in which the Company generates positive free cash flow (operating income less net interest and debt service expenses) for the three month period ending on the date of such Report.

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Subject to the foregoing, the forgiveness of any such one-third installment shall be effective as of the occurrence of (i) the automatic conversion of the Series E Preferred Stock of the Company pursuant to Section C.1 (iv) (b) of Article Fourth of the Amended and Restated Certificate of Incorporation of the Company (“Article Fourth”), (ii) an event treated as a liquidation, dissolution or winding up of the Company pursuant to Section C.1 (iii) of Article Fourth or (iii) the due date of the Note, whichever is earliest. In the event that each of the foregoing bonus targets has been achieved and such forgiveness has become effective as aforesaid, the Company shall cancel the Note, record such cancellation on the books and records of the Company and deliver the original Note, marked canceled, to Executive, provided however, that the Company’s failure to perform any of the foregoing acts shall not in any way affect the automatic cancellation of the debts and obligations of Executive under the Note. However, if any of the foregoing bonus targets is not achieved, Executive shall remain obligated to repay in cash to the Company the balance of the Note plus accrued interest in accordance with the terms of the Note.

             2.     Choice of Forum and Governing Law. The parties agree that: (i) any litigation involving any noncompliance with or breach of this Agreement, or regarding the interpretation, validity and/or enforceability of this Agreement, shall be filed and conducted in the state or federal courts in St. Louis County, Missouri; and (ii) this Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri, without regard for any conflict of law principles.

             3.     Validity. If any one or more of the provisions (or any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

             4.     No Waiver of Rights. The delay or failure of either party to enforce at any time any provision of this Agreement shall in no way be considered a waiver of any such provision, or any other provision, of this Agreement. No waiver of, or delay or failure to enforce any provision of this Agreement shall in any way be considered a continuing waiver or be construed as a subsequent waiver of any such provision, or any other provision of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Executive	NUVOX, INC.

By:
G. Michael Cassity	Name:	David L. Solomon
	Title:	Chairman and Chief Executive Officer

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Attachment A

STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, and pursuant to that certain Pledge Agreement by and between the undersigned and the NuVox, Inc., a Delaware corporation (“Company”), dated as of October 16, 2001 (the “Agreement”), the undersigned hereby sells, assigns and transfers unto _____________________________________, 761,848 shares of Series E-3 Convertible Preferred Stock of the Company, standing in the undersigned’s name on the books of the Company represented by Certificate No(s). ________ delivered herewith (and, in the event such shares have been converted or adjusted prior to termination of the Agreement, such different or additional shares of stock issued upon such conversion or adjustment) and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer the said stock on the books of the Company. THIS STOCK POWER AND ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT.

Dated as of October 16, 2001

G. Michael Cassity

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